UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

CORMEDIX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 2, 2011, CorMedix Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting: (i) the election of six directors to serve until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and (ii) the ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The number of shares of the Company’s common stock outstanding and eligible to vote as of April 21, 2011, the record date of the Annual Meeting, was 11,408,274.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for or withheld for director nominees, as well as the number of votes cast for or against, and abstentions and broker non-votes, with respect to the ratification proposal.

Nominee	For	Withheld
Bamdad Bastani, Ph.D.	3,961,446	16,413
Richard M. Cohen	3,961,446	16,413
Gary A. Gelbfish, M.D.	3,961,446	16,413
Timothy M. Hofer	3,956,496	21,363
John C. Houghton	3,961,446	16,413
Antony E. Pfaffle, M.D.	3,956,496	21,363
Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of Appointment of J.H. Cohn LLP	8,156,100	45,889	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2011	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer